UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 7, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 7, 2018, Rockwell Medical, Inc. (the “Company”) entered into a Master Services and IP Agreement (the “MSA”) with Charak, LLC and Dr. Ajay Gupta (collectively, “Charak”), who serves as Executive Vice President and Chief Scientific Officer of the Company. Pursuant to the MSA, the parties entered into three additional agreements described below related to the license of certain soluble ferric pyrophosphate (“SFP”) intellectual property owned by Charak, as well as the Employment Agreement (defined below). The MSA provides for a payment of $1,000,000 to Dr. Gupta, payable in four quarterly installments of $250,000 each on October 15, 2018, January 15, 2019, April 15, 2019 and July 15, 2019, and reimbursement for certain legal fees incurred in connection with the MSA.

Pursuant to the MSA, the aforementioned parties entered into an Amendment, dated as of October 7, 2018 (the “Amendment”), to the Licensing Agreement between the Company and Charak, dated January 7, 2002, as amended (the “2002 Agreement”), under which Charak granted the Company an exclusive, worldwide, non-transferable license to commercialize SFP for the treatment of patients with renal failure. The Amendment amends the royalty payments due to Charak under the 2002 Agreement such that the Company is liable to pay Charak royalties on net sales by the Company of products developed under the license, which includes the Company’s Triferic® product, at a specified rate until December 31, 2021 and thereafter at a reduced rate from January 1, 2022 until February 1, 2034. Additionally, the Company shall pay Charak a percentage of any sublicense income during the term of the agreement, which amount shall be no less no be less than a minimum specified percentage of net sales of the licensed products by the sublicensee in jurisdictions where there exists a valid claim, on a country-by-country basis, and no be less than a lower rate of the net sales of the licensed products by the sublicensee in jurisdictions where there exists no valid claim, on a country-by-country basis.

Also pursuant to the MSA, the Company and Charak entered into a Commercialization and Technology License Agreement IV Triferic®, dated as of October 7, 2018 (the “IV Agreement”), under which Charak granted the Company an exclusive, sublicenseable, royalty-bearing license to SFP for the purpose of commercializing certain intravenous-delivered products incorporating SFP for the treatment of iron disorders worldwide for a term that expires on the later of February 1, 2034 or upon the expiration or termination of a valid claim of a licensed patent. The Company is liable to pay Charak royalties on net sales by the Company of products developed under the license at a specified rate until December 31, 2021. From January 1, 2022 until February 1, 2034, the Company is liable to pay Charak a base royalty at a reduced rate on net sales and an additional royalty on net sales while there exists a valid claim of a licensed patent, on a country-by-country basis. The Company shall also pay to Charak a percentage of any sublicense income received during the term of the IV Agreement, which amount shall be no less no be less than a minimum specified percentage of net sales of the licensed products by the sublicensee in jurisdictions where there exists a valid claim, on a country-by-country basis, and no be less than a lower rate of the net sales of the licensed products by the sublicensee in jurisdictions where there exists no valid claim, on a country-by-country basis.

Also pursuant to the MSA, the Company and Charak entered into a Technology License Agreement TPN Triferic®, dated as of October 7, 2018 (the “TPN Agreement”), pursuant to which Charak granted the Company an exclusive, sublicenseable, royalty-bearing license to SFP for the purpose of commercializing worldwide certain parenteral nutritional (“TPN”) products incorporating SFP. The license grant under the TPN Agreement continues for a term that expires on the later of February 1, 2034 or upon the expiration or termination of a valid claim of a licensed patent. During the term of the TPN Agreement, the Company is liable to pay Charak a base royalty on net sales and an additional royalty on net sales while there exists a valid claim of a licensed patent, on a country-by-country basis. The Company shall also pay to Charak a percentage of any sublicense income received during the term of the TPN Agreement, which amount shall be no less no be less than a minimum royalty on net sales of the licensed products by the sublicensee in jurisdictions where there exists a valid claim, on a country-by-country basis, and no be less than a lower rate of the net sales of the licensed products by the sublicensee in jurisdictions where there exists no valid claim, on a country-by-country basis.

The foregoing summary does not purport to be a complete description of the terms of the MSA, the Amendment, the IV Agreement and the TPN Agreement and each is qualified in their entirety by reference to the full text of such documents, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2018, the Company entered into an employment agreement with Dr. Gupta, pursuant to which he will continue to serve as the Company’s Senior Vice President and Chief Scientific Officer (the “Employment Agreement”). The Employment Agreement provides for a term of 36 months, ending on October 8, 2021 (subject to certain termination provisions), after which Dr. Gupta shall continue to be employed as an at-will employee.

Dr. Gupta will receive an annualized base salary of $510,000 (“Base Salary”) and will be eligible to earn year-end performance bonuses (to be paid in either cash or equity or both) with a target bonus of 50% of his Base Salary. Dr. Gupta shall be eligible for annual long-term incentive grants in cash or equity or both and received a grant of 100,000 restricted stock units in connection with the Employment Agreement, which shall vest in full on the first anniversary of the date of the Employment Agreement, subject to Dr. Gupta’s continued employment through that time (and subject to the acceleration terms set forth therein).

Under the Employment Agreement, upon a termination of Dr. Gupta’s employment by the Company for “Cause” or by Dr. Gupta without “Good Reason” (each, as defined), Dr. Gupta will be entitled to receive: (i) unpaid compensation accrued through the last day of his employment, (ii) a lump sum payment of accrued but unused vacation days, and (iii) payment of any other amounts owing to Dr. Gupta but not yet paid (including any bonus earned but not paid).

Under the Employment Agreement, upon a termination of Dr. Gupta’s employment by the Company without Cause or by Dr. Gupta for Good Reason, Dr. Gupta will be entitled to receive the compensation entitled to him upon a termination of his employment by the Company for Cause or by Dr. Gupta without Good Reason in addition to: (i) his Base Salary then in effect from the Date of Termination through September 7, 2021, and (ii) COBRA coverage for eighteen months.

Additionally, all stock options held by Dr. Gupta shall immediately vest upon the date of termination, all vested stock options shall continue to be exercisable for two years following the date of termination (or until such options expire, if sooner), and the 2017 Performance-Based Restricted Stock Award shall continue to be eligible to vest for two years following the date of termination or until such award expires, in each case subject to Dr. Gupta’s execution of a separation agreement and compliance with the Employment Agreement. Dr. Gupta will also be eligible to receive certain benefits following a Change of Control and following termination by the Company other than for Cause or by Dr. Gupta for Good Reason or upon death in connection with a Change of Control.

In connection with the Employment Agreement, Dr. Gupta also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.81 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                              The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.81	Ajay Gupta Employment Agreement, dated October 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: October 12, 2018	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer